Exhibit 23(a)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-289341) of Paramount Skydance Corporation of our report dated February 25, 2026 relating to the financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting of Paramount Skydance Corporation, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
New York, New York
February 25, 2026

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-289341) of Paramount Skydance Corporation of our report dated February 25, 2026 relating to the financial statements and financial statement schedule of Paramount Global, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
New York, New York
February 25, 2026